Exhibit 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D will be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but will not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is not accurate. It is understood and agreed that a copy of this Agreement will be attached as an exhibit of the foregoing Amendment No. 1 to Schedule 13D.

Dated: December 1, 2010

ESSILOR INTERNATIONAL

By:	/s/ Carol Xueref
	Name:	Carol Xueref
	Title:	Corporate Senior Vice President, Legal Affairs and Development

ESSILOR ISRAELI HOLDINGS LTD.

By:	/s/ Carol Xueref
	Name:	Carol Xueref
	Title:	Director

SHAMROCK ACQUISITION SUB LTD.

By:	/s/ Carol Xueref
	Name:	Carol Xueref
	Title:	Director